Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Shares, no par value, of ESSA Pharma Inc. and further agree to the filing of this agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: July 30, 2025	TANG CAPITAL PARTNERS, LP

	By:	Tang Capital Management, LLC
	Its:	General Partner

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Manager

TANG CAPITAL PARTNERS INTERNATIONAL, LP

	By:	Tang Capital Management, LLC
	Its:	General Partner

	By:	/s/ Kevin Tang
Name: Kevin Tang
Title: Manager

TANG CAPITAL PARTNERS III, INC

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Chief Executive Officer

TANG CAPITAL PARTNERS IV, INC

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Chief Executive Officer

CONCENTRA BIOSCIENCES, LLC

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Chief Executive Officer

TANG CAPITAL MANAGEMENT, LLC

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Manager

/s/ Kevin Tang
	Name:	Kevin Tang